040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number **20110804380-87** Filing Date and Time **11/10/2011 3:18 PM** Entity Number **E0612372011-0**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	WHEELCHAIR ADL SOLUTIONS CORPORATION
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. Name [ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 105000000 Par value per share: $ 0.001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) MATTHEW ALLEN-SEE ATTACHED Name 1324 N. LIBERTY LAKE RD. / LIBERTY LAKE / WA / 99019 Street Address / City / State / Zip Code 2) MIKE LARSON Name 802 19TH ST. / LEWISTON / ID / 83501-3172 Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	MATTHEW ALLE-SEE ATTACHED Name **X** MATTHEW ALLEN **Incorporator Signature** 1324 N. LIBERTY LAKE RD. / LIBERTY LAKE / WA / 99019 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** INCORP SERVICES, INC. 11/10/2011 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	WHEELCHAIR ADL SOLUTIONS CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	INCORP SERVICES, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: MATTHEW ALLEN	
Address: 1324 N. LIBERTY LAKE RD. #169	
City: LIBERTY LAKE	
State: WA	
Zip Code: 99019	

ADDITIONAL	Incorporators
Name: MATTHEW ALLEN	
Address: 1324 N. LIBERTY LAKE RD. #169	
City: LIBERTY LAKE	
State: WA	
Zip Code: 99019	

ADDITIONAL ARTICLES OF INCORPORATION

OF

WHEELCHAIR ADL SOLUTIONS CORPORATION

Pursuant to Sections 78.035 and 78.037 of the Nevada Revised Statutes, the undersigned incorporator hereby adopts the following additional Articles of Incorporation (the "Articles") in forming Wheelchair ADL Solutions Corporation (the "Corporation") under the laws of the State of Nevada.

ARTICLE VIII. CAPITAL STOCK

The Corporation shall be authorized to issue One Hundred Million (100,000,000) shares of common stock at One-Tenth of One Cent ($0.001) par value. The Corporation shall be authorized to issue Five Million (5,000,000) shares of preferred stock at One-Tenth of One Cent ($0.001) par value. Said common and preferred shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directs and without amendment to the Articles of Incorporation.

ARTICLE IX. BYLAWS

Except as otherwise provided in the Articles of Incorporation, in the Corporation's Bylaws, or by statute, in furtherance and not in limitation of the powers conferred by statute, the corporation's Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

ARTICLE X. DIRECTORS

Subject to any limitations imposed elsewhere in the Articles of Incorporation, in the Corporation's Bylaws, or by statute, the number of directors of this Corporation shall be fixed from time to time by the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders. Election of directors need not be by written ballot unless and except to the extent the Bylaws shall so provide.

IN WITNESS WHEREOF, the undersigned person, being the incorporator of the Corporation, has executed these Articles as of November 10, 2011.

Matt Allen

Matthew Allen